     Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

[DRAFT 9]	Cameron Klaus Global Communications 407-513-6606 cameron.klaus@mvwc.com
Marriott Vacations Worldwide Reports
Second Quarter 2024 Financial Results
ORLANDO, Fla. – July 31, 2024 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” the “Company,” “we” or “our”) reported second quarter 2024 financial results.
Second Quarter 2024 Highlights
•Consolidated Vacation Ownership contract sales declined 1% compared to the second quarter of 2023 to $449 million. Excluding Maui, contract sales increased 3% compared to the prior year.
•The Company recorded a $70 million increase to its sales reserve reflecting higher expected future defaults on its existing vacation ownership notes receivable portfolio.
•Net income attributable to common stockholders was $37 million compared to $90 million in the prior year, and fully diluted earnings per share was $0.98. Net income attributable to common stockholders reflects a $45 million impact of the higher sales reserve.
•Adjusted net income attributable to common stockholders was $42 million compared to $90 million in the prior year, and adjusted fully diluted earnings per share was $1.10.
•Adjusted EBITDA decreased 29% compared to the prior year to $157 million reflecting a $57 million net increase to the Company’s sales reserve.
•The Company updates its full-year outlook.
“We had a mixed second quarter, with rentals exceeding our expectations and lower VPGs negatively impacting our contract sales. In addition, we have not seen the necessary improvements in our loan delinquencies, so we increased our sales reserves to reflect higher expected defaults,” said John Geller, president and chief executive officer. “Demand for travel remains strong with our resorts running 90% occupancy in the second quarter, tours increasing 5% and owner VPG’s flat compared to last year. However, first time buyer VPGs declined versus last year and Maui is recovering slower than our original expectations. As a result, we adjusted our contract sales guidance for the second half of the year.”

Marriott Vacations Worldwide Reports Second Quarter 2024 Financial Results / 2
In the tables below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
Vacation Ownership

	Three Months Ended		Change
(In millions, except volume per guest (“VPG”) and tours)	June 30, 2024	June 30, 2023
Revenues excluding cost reimbursement	$694	$753	(8%)
Total consolidated contract sales	$449	$453	(1%)
VPG	$3,741	$3,968	(6%)
Tours	111,752	106,746	5%
Segment financial results attributable to common stockholders	$144	$224	(36%)
Segment Adjusted EBITDA*	$180	$245	(26%)
Segment Adjusted EBITDA margin*	26.0%	32.5%	(650 bps)
Contract sales declined 1% primarily due to the impact of the Maui wildfires. Excluding Maui, contract sales increased 3%. Segment Adjusted EBITDA declined compared to the prior year driven by lower Development and Financing profit, including an increase to the Company’s sales reserve, partially offset by higher Management and exchange and Rental profit.
Sales Reserve
The Company recorded a $70 million increase in its sales reserve in the second quarter resulting in a $45 million impact to Net income attributable to common stockholders and a $57 million net impact to Adjusted EBITDA.
Exchange & Third-Party Management

(In millions, except total active Interval International members and average revenue per member)	Three Months Ended		Change
	June 30, 2024	June 30, 2023
Revenues excluding cost reimbursement	$55	$62	(9%)
Total active Interval International members (000's)(1)	1,530	1,566	(2%)
Average revenue per Interval International member	$38.30	$39.30	(3%)
Segment financial results attributable to common stockholders	$15	$24	(35%)
Segment Adjusted EBITDA*	$25	$32	(22%)
Segment Adjusted EBITDA margin*	44.3%	51.9%	(760 bps)

(1) Includes members at the end of each period.
Revenues excluding cost reimbursements decreased year-over-year, driven primarily by lower exchange volumes at Interval International and reduced management fees at Aqua-Aston. Segment Adjusted EBITDA declined year-over-year due to lower revenue.
Corporate and Other
General and administrative costs decreased $10 million in the second quarter of 2024 compared to the prior year driven by lower IT and compensation-related costs.
Balance Sheet and Liquidity
During the second quarter the Company repurchased approximately 131,000 shares of its common stock for $12 million and paid $27 million in dividends.
The Company ended the quarter with $820 million in liquidity, including $206 million of cash and cash equivalents and $543 million of available capacity under its revolving corporate credit facility. The Company had $3.1 billion of corporate debt and $2.1 billion of non-recourse debt related to its securitized vacation ownership notes receivable at the end of the second quarter.

Marriott Vacations Worldwide Reports Second Quarter 2024 Financial Results / 3
Full Year 2024 Outlook
The Company provides updated full year 2024 guidance as reflected in the chart below. The Financial schedules that follow reconcile the following full year 2024 expected GAAP results for the Company to the non-GAAP financial measures set forth below.

(in millions, except per share amounts)	2024 Guidance
Contract sales	$1,790	to	$1,825
Net income attributable to common stockholders	$195	to	$215
Earnings per share - diluted	$5.05	to	$5.55
Net cash, cash equivalents and restricted cash provided by operating activities	$239	to	$256
Adjusted EBITDA*	$685	to	$715
Adjusted earnings per share - diluted*	$5.90	to	$6.45
Adjusted free cash flow*	$300	to	$340
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Second Quarter 2024 Financial Results Conference Call
The Company will hold a conference call on August 1, 2024 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has approximately 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
The Company routinely posts important information, including news releases, announcements and other statements about its business and results of operations, that may be deemed material to investors on the Investor Relations section of the Company’s website, www.marriottvacationsworldwide.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Investor Relations section of the Company’s website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts.

Marriott Vacations Worldwide Reports Second Quarter 2024 Financial Results / 4
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for full year 2024 outlook for contract sales, results of operations, cash flows and future defaults on vacation ownership notes receivable. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: a future health crisis and responses to such a health crisis, including possible quarantines or other government imposed travel or health-related restrictions and the effects of a health crisis, including the short and longer-term impact on consumer confidence and demand for travel and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; difficulties associated with implementing new or maintaining existing technology; changes in privacy laws; the impact of a future banking crisis; impacts from natural or man-made disasters and wildfires, including the Maui wildfires; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the ongoing conflicts between Russia and Ukraine, Israel and Gaza, and elsewhere in the world and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 2, 2024

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2024	June 30, 2023		June 30, 2024	June 30, 2023
GAAP Measures
Revenues	$1,140	$1,178	(3%)	$2,335	$2,347	(1%)
Income before income taxes and noncontrolling interests	$48	$140	(66%)	$129	$268	(52%)
Net income attributable to common stockholders	$37	$90	(59%)	$84	$177	(53%)
Diluted shares	42.2	43.8	(4%)	42.2	44.1	(4%)
Earnings per share - diluted	$0.98	$2.17	(55%)	$2.20	$4.23	(48%)

Non-GAAP Measures*
Adjusted EBITDA	$157	$222	(29%)	$344	$425	(19%)
Adjusted pretax income	$70	$140	(50%)	$172	$270	(36%)
Adjusted net income attributable to common stockholders	$42	$90	(54%)	$113	$199	(43%)
Adjusted earnings per share - diluted	$1.10	$2.19	(50%)	$2.91	$4.73	(38%)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended		Change %	Six Months Ended		Change %
	June 30, 2024	June 30, 2023		June 30, 2024	June 30, 2023
Vacation Ownership	$180	$245	(26%)	$393	$474	(17%)
Exchange & Third-Party Management	25	32	(22%)	57	69	(17%)
Segment Adjusted EBITDA*	205	277	(26%)	450	543	(17%)
General and administrative	(54)	(64)	15%	(117)	(132)	11%
Other	6	9	(28%)	11	14	(22%)
Adjusted EBITDA*	$157	$222	(29%)	$344	$425	(19%)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
REVENUES
Sale of vacation ownership products	$309	$391	$661	$766
Management and exchange	215	206	426	406
Rental	153	146	311	297
Financing	85	80	168	158
Cost reimbursements	378	355	769	720
TOTAL REVENUES	1,140	1,178	2,335	2,347
EXPENSES
Cost of vacation ownership products	38	66	91	124
Marketing and sales	226	206	449	416
Management and exchange	119	110	235	217
Rental	111	112	218	225
Financing	35	25	69	51
General and administrative	54	64	117	132
Depreciation and amortization	35	34	73	66
Litigation charges	10	2	13	5
Restructuring	1	—	3	—
Royalty fee	29	29	57	58
Impairment	2	—	2	4
Cost reimbursements	378	355	769	720
TOTAL EXPENSES	1,038	1,003	2,096	2,018
(Losses) gains and other (expense) income, net	(7)	10	(7)	31
Interest expense, net	(43)	(36)	(83)	(70)
Transaction and integration costs	(3)	(10)	(18)	(23)
Other	(1)	1	(2)	1
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	48	140	129	268
Provision for income taxes	(10)	(50)	(45)	(91)
NET INCOME	38	90	84	177
Net income attributable to noncontrolling interests	(1)	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$37	$90	$84	$177

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic shares	35.4	36.9	35.5	37.1
Basic	$1.04	$2.46	$2.36	$4.78
Diluted shares	42.2	43.8	42.2	44.1
Diluted	$0.98	$2.17	$2.20	$4.23

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2024
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$309	$—	$—	$309
Management and exchange(1)
Ancillary revenues	72	1	—	73
Management fee revenues	51	2	(1)	52
Exchange and other services revenues	34	42	14	90
Management and exchange	157	45	13	215
Rental	143	10	—	153
Financing	85	—	—	85
Cost reimbursements(1)	384	3	(9)	378
TOTAL REVENUES	$1,078	$58	$4	$1,140

PROFIT
Development	$45	$—	$—	$45
Management and exchange(1)	84	14	(2)	96
Rental(1)	30	10	2	42
Financing	50	—	—	50
TOTAL PROFIT	209	24	—	233

OTHER
General and administrative	—	—	(54)	(54)
Depreciation and amortization	(25)	(7)	(3)	(35)
Litigation charges	(10)	—	—	(10)
Restructuring	—	—	(1)	(1)
Royalty fee	(29)	—	—	(29)
Impairment	—	(2)	—	(2)
Gains (losses) and other income (expense), net	1	—	(8)	(7)
Interest expense, net	—	—	(43)	(43)
Transaction and integration costs	—	—	(3)	(3)
Other	(2)	—	1	(1)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	144	15	(111)	48
Provision for income taxes	—	—	(10)	(10)
NET INCOME (LOSS)	144	15	(121)	38
Net income attributable to noncontrolling interests(1)	—	—	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$144	$15	$(122)	$37
SEGMENT MARGIN(2)	20.8%	28.1%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended June 30, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$391	$—	$—	$391
Management and exchange(1)
Ancillary revenues	70	1	—	71
Management fee revenues	45	5	(1)	49
Exchange and other services revenues	32	45	9	86
Management and exchange	147	51	8	206
Rental	135	11	—	146
Financing	80	—	—	80
Cost reimbursements(1)	359	3	(7)	355
TOTAL REVENUES	$1,112	$65	$1	$1,178

PROFIT
Development	$119	$—	$—	$119
Management and exchange(1)	78	21	(3)	96
Rental(1)	19	11	4	34
Financing	55	—	—	55
TOTAL PROFIT	271	32	1	304

OTHER
General and administrative	—	—	(64)	(64)
Depreciation and amortization	(23)	(8)	(3)	(34)
Litigation charges	(3)	—	1	(2)
Royalty fee	(29)	—	—	(29)
Gains and other income, net	7	—	3	10
Interest expense, net	—	—	(36)	(36)
Transaction and integration costs	—	—	(10)	(10)
Other	1	—	—	1
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	224	24	(108)	140
Provision for income taxes	—	—	(50)	(50)
NET INCOME (LOSS)	224	24	(158)	90
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$224	$24	$(158)	$90
SEGMENT MARGIN(2)	29.7%	39.5%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Consolidated contract sales	$449	$453	$877	$887
Less resales contract sales	(9)	(10)	(21)	(21)
Consolidated contract sales, net of resales	440	443	856	866
Plus:
Settlement revenue	10	9	18	17
Resales revenue	6	6	11	12
Revenue recognition adjustments:
Reportability	1	5	(8)	5
Sales reserve(1)	(122)	(45)	(168)	(83)
Other(2)	(26)	(27)	(48)	(51)
Sale of vacation ownership products	309	391	661	766
Less:
Cost of vacation ownership products	(38)	(66)	(91)	(124)
Marketing and sales	(226)	(206)	(449)	(416)
Development Profit	45	119	121	226
Revenue recognition reportability adjustment	(1)	(3)	6	(3)
Purchase accounting adjustments	—	2	1	4
Adjusted development profit*	$44	$118	$128	$227
Development profit margin	14.7%	30.8%	18.3%	29.6%
Adjusted development profit margin*	14.3%	30.4%	19.2%	29.8%

(1) Reflects a $70 million increase in the Company’s sales reserve that was recorded in the second quarter of 2024.

(2) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income attributable to common stockholders	$37	$90	$84	$177
Provision for income taxes	10	50	45	91
Income before income taxes attributable to common stockholders	47	140	129	268
Certain items:
ILG integration	—	6	—	15
Welk acquisition and integration	3	4	18	8
Transaction and integration costs	3	10	18	23
Early redemption of senior secured notes	—	—	—	10
Gain on disposition of hotel, land and other	(1)	(7)	(1)	(7)
Foreign currency translation	4	(2)	6	(4)
Insurance proceeds	—	—	—	(2)
Change in indemnification asset	4	(1)	2	(24)
Other	—	—	—	(4)
Losses (gains) and other expense (income), net	7	(10)	7	(31)
Purchase accounting adjustments	—	1	1	3
Litigation charges	10	2	13	5
Restructuring charges	1	—	3	—
Impairment charges	2	—	2	4
Other	—	(3)	(1)	(2)
Adjusted pretax income*	70	140	172	270
Provision for income taxes	(28)	(50)	(59)	(71)
Adjusted net income attributable to common stockholders*	$42	$90	$113	$199

Diluted shares	42.2	43.8	42.2	44.1
Adjusted earnings per share - Diluted*	$1.10	$2.19	$2.91	$4.73

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income attributable to common stockholders	$37	$90	$84	$177
Interest expense, net	43	36	83	70
Provision for income taxes	10	50	45	91
Depreciation and amortization	35	34	73	66
Share-based compensation	9	12	16	19
Certain items:
ILG integration	—	6	—	15
Welk acquisition and integration	3	4	18	8
Transaction and integration costs	3	10	18	23
Early redemption of senior secured notes	—	—	—	10
Gain on disposition of hotel, land and other	(1)	(7)	(1)	(7)
Foreign currency translation	4	(2)	6	(4)
Insurance proceeds	—	—	—	(2)
Change in indemnification asset	4	(1)	2	(24)
Other	—	—	—	(4)
Losses (gains) and other expense (income), net	7	(10)	7	(31)
Purchase accounting adjustments	—	1	1	3
Litigation charges	10	2	13	5
Restructuring charges	1	—	3	—
Impairment charges	2	—	2	4
Other	—	(3)	(1)	(2)
Adjusted EBITDA*	$157	$222	$344	$425
Adjusted EBITDA Margin*	20.7%	26.9%	22.0%	26.1%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Segment financial results attributable to common stockholders	$144	$224	$326	$429
Depreciation and amortization	25	23	50	46
Share-based compensation	2	3	4	4
Certain items:
Gain on disposition of hotel, land and other	(1)	(7)	(1)	(7)
Insurance proceeds	—	—	—	(2)
Change in indemnification asset	—	—	—	(3)
Other	—	—	—	(4)
Gains and other income, net	(1)	(7)	(1)	(16)
Purchase accounting adjustments	—	1	1	3
Litigation charges	10	3	13	6
Impairment charges	—	—	—	4
Other	—	(2)	—	(2)
Segment Adjusted EBTIDA*	$180	$245	$393	$474
Segment Adjusted EBITDA Margin*	26.0%	32.5%	27.6%	32.0%
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Segment financial results attributable to common stockholders	$15	$24	$40	$52
Depreciation and amortization	7	8	14	16
Share-based compensation	1	—	1	1
Certain items:
Impairment charges	2	—	2	—
Segment Adjusted EBTIDA*	$25	$32	$57	$69
Segment Adjusted EBITDA Margin*	44.3%	51.9%	48.0%	53.8%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
INTERIM BALANCE SHEET ITEMS

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$206	$248
Vacation ownership notes receivable, net	$2,308	$2,343
Inventory	$643	$634
Property and equipment, net	$1,295	$1,260
Goodwill	$3,117	$3,117
Intangibles, net	$822	$854
Debt, net	$3,137	$3,049
Stockholders’ equity	$2,372	$2,382
SUMMARY CASH FLOW

	Six Months Ended
CASH FLOW	June 30, 2024	June 30, 2023
Cash, cash equivalents, and restricted cash provided by (used in):
Operating activities	$33	$27
Investing activities	(88)	(53)
Financing activities	(59)	(349)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(3)	1
Net change in cash, cash equivalents, and restricted cash	$(117)	$(374)

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2024 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2024
	Low	High
Net income attributable to common stockholders	$195	$215
Provision for income taxes	92	102
Income before income taxes attributable to common stockholders	287	317
Certain items(1)	50	50
Adjusted pretax income*	337	367
Provision for income taxes	(106)	(113)
Adjusted net income attributable to common stockholders*	$231	$254
Earnings per share - Diluted(2)(3)	$5.05	$5.55
Adjusted earnings per share - Diluted(2)(3)*	$5.90	$6.45
Diluted shares(2)	42.3	42.3

2024 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2024
	Low	High
Net income attributable to common stockholders	$195	$215
Interest expense	169	169
Provision for income taxes	92	102
Depreciation and amortization	146	146
Share-based compensation	33	33
Certain items(1)	50	50
Adjusted EBITDA*	$685	$715

(1) Certain items adjustment includes $18 million of transaction and integration costs and $32 million of anticipated litigation charges and other items.

(2) Includes 6.6 million shares from the assumed conversion of our convertible notes.

(3) Includes an add back of $19 million of interest expense related to our convertible notes, net of tax for purposes of calculating net income in the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2024 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2024
	Low	High
Net cash, cash equivalents and restricted cash provided by operating activities	$239	$256
Capital expenditures for property and equipment (excluding inventory)	(70)	(75)
Borrowings from securitizations, net of repayments	45	60
Securitized debt issuance costs	(11)	(12)
Free cash flow*	203	229
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	65	79
Certain items(2)	32	32
Adjusted free cash flow*	$300	$340

(1) Represents the anticipated net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2023 and 2024 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of transaction and integration costs and anticipated litigation charges.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2024	$428	$449
	2023	$434	$453	$438	$447	$1,772
	2022	$394	$506	$483	$454	$1,837

VPG
	2024	$4,129	$3,741
	2023	$4,358	$3,968	$4,055	$4,002	$4,088
	2022	$4,706	$4,613	$4,353	$4,088	$4,421

Tours
	2024	96,579	111,752
	2023	92,890	106,746	100,609	105,580	405,825
	2022	78,505	102,857	104,000	105,231	390,593

Exchange & Third-Party Management
Total active Interval International members (000's)(1)
	2024	1,566	1,530
	2023	1,568	1,566	1,571	1,564	1,564
	2022	1,606	1,596	1,591	1,566	1,566

Average revenue per Interval International member
	2024	$41.74	$38.30
	2023	$42.07	$39.30	$39.15	$36.16	$156.65
	2022	$44.33	$38.79	$38.91	$35.60	$157.97

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common stockholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common stockholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to stockholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted

EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of excluded items.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.